SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      November 14, 2000


                             Salient Cybertech, Inc.
               (Exact name of Registrant as specified in charter)



           Delaware                  0-28772                    35-1990559
 (State or other jurisdiction      (Commission              (I.R.S. Employer
       of incorporation)           File Number)             Identification No.)


     1999 Lincoln Drive, Suite 202, Sarasota, Florida             34236
    (Address of principal executive offices)                    (Zip code)

                                  (941) 953-6168
                          (Registrant's telephone number,
                                including area code)


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ITEM 6.  OTHER EVENTS.

Financing Arrangement

     On November 14, 2000, SALIENT CYBERTECH, INC. ("SALIENT") entered into a Convertible Debenture Purchase Agreement pursuant to which it obtained $2 million in financing from Haines Avenue, LLC. (Haines), a limited liability company formed pursuant to the laws of the Cayman Islands, and $10,000,000 in
future equity sales pursuant to a Securities Purchase   Agreement entered into
with Haines.

     The funding included a $2 million 8% Convertible Debenture (the "Notes"), of which $1,000,000 has already been paid to Salient, with the remaining $1,000,000 to be disbursed immediately upon the effectiveness of a Registration Statement Registering the underlying shares, the shares underlying the $10,000,000 Purchase and Sale of common stock as mentioned above and more fully described below, and the 5-year Callable Warrants (the "Warrants") more fully described below.

     The Notes mature on November 14, 2003, and interest is payable quarterly in common shares or cash at SALIENT's sole discretion. The Notes are convertible into SALIENT common shares at any time on written request. The initial conversion price (the "Initial Conversion Price") for the Notes is equal to 115% of the Per Share Market Value on the Trading Date immediately preceding the Closing Date, and the Conversion Price thereafter is equal to 80% of average of the three lowest prices for the said shares over the ten days preceding the Conversion Date. The Notes are subject to certain restrictions respecting Conversion, and impose upon SALIENT certain penalties and conditions upon any default by SALIENT. The terms and Conditions regarding the Notes are fully disclosed in the Debenture document attached hereto as an Exhibit.


     The Warrants permit the holders to acquire up to 2,250,000 SALIENT common shares. The exercise option on the Warrants shall expire on November 12, 2005, and the shares eligible for exercise shall be equal to 750,000 shares plus 150,000 shares for every $1,000,000 in common shares purchased pursuant to the Securities Purchase and Sale Agreement more fully described below. The Warrant is attached hereto as an exhibit and fully describes the terms and conditions of the Warrant.

     SALIENT may exercise a right, expiring on the termination of the Securities Purchase Agreement or on November 12, 2002, requiring the Purchaser, Haines, to purchase up to $10,000,000 in the common stock of SALIENT, and SALIENT is committed to sell at least an amount equal to $2,500,000. The price per share is set at 90% of the market price on the day preceding the "PUT", PUT being an exercise by SALIENT of the right to have the Purchaser purchase SALIENT's common shares. Each PUT shall be a minimum of $50,000, and a maximum of $2,000,000 or 150% of the weighted average daily price for the twenty days trading days prior to the date of the PUT, multiplied by the weighted average of the volume over the twenty day period. The terms and conditions of the Securities Purchase Agreement are fully set out in the Agreement attached as an exhibit.

The terms of the Registration Rights as described above are fully set out in the Registration Rights Agreement attached as an exhibit hereto.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

B.       Exhibits

99.1     8% Convertible Debenture                              Page  4*
99.2     Securities Purchase Agreement                         Page 25*
99.3     Warrant                                               Page 56*
99.4     Registration Rights Agreement                         Page 71*

The Exhibits indicated were unavailable at time of submission, and shall be filed as soon as practicable as an amendment to this report.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    November 22, 2000

                                     Salient Cybertech, Inc.


                                     By: /s/Paul Sloan
                                        --------------------------------
                                         Paul Sloan, President
                                         and Director





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